                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              -------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
        -------------------------------------------------------------
                            ARROW ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)

    New York                                                                 11-1806155
    --------                                                                 ----------
(State or other                                                           (I.R.S. Employer
jurisdiction of                                                          Identification No.)
incorporation or
organization)

            25 Hub Drive, Melville, New York, 11747,  (516) 391-1300
            --------------------------------------------------------
                       (Address, including zip code, and
                   telephone number, including area code, of
                   registrant's principal executive offices)

                               Robert E. Klatell
               Senior Vice President and Chief Financial Officer
                            Arrow Electronics, Inc.
               25 Hub Drive, Melville, New York, 11747,  (516) 391-1300
               --------------------------------------------------------
               (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                    Copy to:

Howard S. Kelberg, Esq.                                     Howard Chase, Esq.
Winthrop, Stimson, Putnam & Roberts                         Morrison, Cohen, Singer
One Battery Park Plaza                                              & Weinstein
New York, New York  10004                                   750 Lexington Avenue
(212) 858-1000                                              New York, New York 10022
                                                            (212) 735-8600

            -----------------------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement and such time as results covering at least 30 days of combined operations of the Registrant and Gates/FA Distributing, Inc. ("Gates/FA") have been published by the Registrant.

            -----------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/



                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------

                                                                                Proposed
                                                            Proposed            Maximum
 Title of                                                   Maximum             Aggregate          Amount of
 Shares to be                    Amount to be               Offering Price      Offering           Registration
 Registered                      Registered (1)             Per Share (2)       Price (2)          Fee (3)
 ------------                    --------------             --------------      ---------          ------------

 Common Stock (4)                1,376,843                  $27.75              $38,207,393        $13,173


(1) The amount of common stock, $1.00 par value per share, of the Registrant ("Arrow Common Stock") to be registered has been determined on the basis of the conversion ratio for 1,835,791 shares of common stock, $.01 par value per share, of Gates/FA ("Gates/FA Common Stock") held by the Selling Shareholders named in the enclosed Prospectus, which shares shall be converted pursuant to the merger (the "Merger") of AFG Acquisition Company ("AFG"), a Delaware corporation and a wholly owned subsidiary of the Registrant, with and into Gates/FA pursuant to the Agreement and Plan of Merger dated as of June 24, 1994 among the Registrant, AFG and Gates/FA (the "Merger Agreement") (the number of shares of Arrow Common Stock into which each outstanding share of Gates/FA Common Stock shall be converted is equal to $22.50 divided by the average closing price on the New York Stock Exchange, Inc. of one share of Arrow Common Stock over the twenty-day trading period ending two trading days before the closing date of the Merger (the "Arrow Stock Price")), assuming the Arrow Stock Price equals $30 (the Arrow Stock Price below which the Merger Agreement is subject to termination by the Registrant).

(2) Estimated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the market value of the shares of Gates/FA Common Stock to be converted pursuant to the Merger ($20.81 per share) which is the average of the high and low sale prices of a share of Gates/FA Common Stock in the domestic over-the-counter market as reported by the NASDAQ National Market System on July 1, 1994 (the "Market Value").

(3) The registration fee for the securities registered hereby, $13,173, has been calculated pursuant to Rule 457(c) under the Securities Act, as follows: one-twenty-ninth of one percent of the Market Value, multiplied by 1,835,791, the number of shares of Gates/FA

         Common Stock held by the Selling Shareholders named in the enclosed Prospectus which may be converted in the Merger.

(4) This Registration Statement also pertains to rights to purchase Participating Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Arrow Common Stock and will be transferred together with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Arrow Common Stock held subject to adjustment pursuant to anti-dilution provisions.

                   -----------------------------------------


             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Prospectus

                            ARROW ELECTRONICS, INC.

          1,376,843 shares of Common Stock, $1.00 par value per share

                ------------------------------------------------

                This Prospectus relates to 1,376,843 shares (the "Shares") of Common Stock, par value $1.00 per share, of Arrow Electronics, Inc.
(the "company" or "Arrow"). The Shares may be offered by certain shareholders of the company (the "Selling Shareholders") from time to time in transactions for their own account (which may include block transactions) on the New York Stock Exchange, Inc. ("NYSE") in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Sale of Shares."

                The company's Common Stock is traded on the NYSE under the symbol ARW. The last sale price for the Common Stock of the company as reported by the NYSE on July --, 1994 was $---- per share.

                 None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the company. The company has agreed to bear all expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications of the Shares being offered by the Selling Shareholders.

                ------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE ANY OF SUCH COMMISSIONS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                ------------------------------------------------

                 The date of this Prospectus is July --, 1994.

                 No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any underwriter, agent or dealer. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                             AVAILABLE INFORMATION

                 The company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Square, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the Regional Offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, Judiciary Square, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, material filed by the company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 There are incorporated herein by reference (i) the company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1993, (ii) the company's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 1994, (iii) the company's pro forma financial information contained in the company's Registration Statement on Form S-4 pursuant to the Securities Act of 1933 (Registration No. 33-54413) including any amendment or report filed for the purpose of updating such information and (iv) the information with regard to the company's capital stock contained in the company's Registration Statement pursuant to the Exchange Act including any amendment or report filed for the purpose of updating such information.

                 All documents filed by the company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of Shares made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the company in writing at 25 Hub Drive, Melville, New York, 11747, or by telephone at (516) 391- 1300.

                                  THE COMPANY

                 Arrow is the world's largest distributor of electronic components and computer products to industrial and commercial customers.

                 The company's principal offices are located at 25 Hub Drive, Melville, New York, 11747; its telephone number is (516) 391- 1300. The Common Stock of the company (symbol ARW) is traded on the NYSE. Unless the context otherwise requires, the term "company" as used herein shall refer to Arrow Electronics, Inc. and its consolidated subsidiaries.


                                USE OF PROCEEDS

                 The company will not receive any of the proceeds from the sales of Shares by the Selling Shareholders.


                              SELLING SHAREHOLDERS

                 The following table shows (i) the names of the Selling Shareholders, (ii) as of July --, 1994, the shares of Common Stock owned beneficially or of record by each of them, (iii) the number of Shares being offered by each of them and (iv) the number of shares of Common Stock to be owned by each of them after completion of the offering, assuming all of the Shares being offered hereby are sold. The Shares being offered by the Selling Shareholders were received by them in exchange for shares of capital stock of Gates/FA Distributing, Inc. ("Gates/FA") pursuant to an Agreement and Plan of Merger dated as of June 24, 1994 among the company, Gates/FA and the company's wholly-owned subsidiary, AFG Acquisition Company.


                                    No. of Shares                                      No. of Shares
                                    Owned Prior to           No. of Shares             Owned After
  Selling Shareholder               the Offering             Being Offered              the Offering
  -------------------               --------------          --------------             -------------
  Cheyenne Software, Inc.             1,011,217                 1,011,217                  0

  Dennis Gates                          365,626                   365,626                  0


                                 SALE OF SHARES

                 The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions for their own account (which may include block transactions) on the NYSE, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.


                                    EXPERTS

                 The consolidated financial statements of Arrow Electronics, Inc. at December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 incorporated by reference from Arrow's Annual Report on Form 10-K have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and are incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINION

                 The legality of the Shares offered hereby is being passed on by Winthrop, Stimson, Putnam & Roberts, counsel for the company.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

                 The following is a list of the expenses the Registrant expects to pay in connection with the issuance and distribution of the Shares registered hereby.

                                                                              Estimated Amount
                           Category of Expense                                   of Expense
                           -------------------                                ----------------
 Legal Fees and Expenses*  . . . . . . . . . . . . . . . . . . . . . . .             $ 7,000

 Accounting Fees and Expenses* . . . . . . . . . . . . . . . . . . . . .               5,000

 Filing and Registration Fees  . . . . . . . . . . . . . . . . . . . . .              13,173

 Miscellaneous Expenses* . . . . . . . . . . . . . . . . . . . . . . . .               1,827
                                                                              ----------------
                  TOTAL  . . . . . . . . . . . . . . . . . . . . . . . .             $27,000
                                                                              ----------------

 *  Estimated.

Item 15.         Indemnification of Directors and Officers

                 Article 9 of the Registrant's Restated Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

                 Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

                 The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

Item 16.  Exhibits

See Exhibit Index.

Item 17.  Undertakings

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 7th day of July, 1994.

                                           ARROW ELECTRONICS, INC.




                                            /s/ Robert E. Klatell
                                           --------------------------------
                                           By:  Robert E. Klatell
                                                Senior Vice President and
                                                  Chief Financial Officer



                               POWER OF ATTORNEY

                 Know all men by these presents, that each officer or director of Arrow Electronics, Inc. whose signature appears below constitutes and appoints Stephen P. Kaufman, Robert E. Klatell and John C. Waddell, and each of them singly, his true and lawful attorney-in- fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:                       Date

/s/ Stephen P. Kaufman                               July 7, 1994
- ---------------------------                         -------------------
Stephen P. Kaufman
Chairman and
  Chief Executive Officer

Principal Financial Officer:


/s/ Robert E. Klatell                                 July 7, 1994
- ---------------------------                         ------------------
Robert E. Klatell
Senior Vice President and
  Chief Financial Officer

Principal Accounting Officer:


/s/ Paul J. Reilly                                    July 7, 1994
- ---------------------------                         ------------------
Paul J. Reilly
Controller

Directors:


/s/ Daniel W. Duval                                   July 7, 1994
- --------------------------                          ------------------
Daniel W. Duval
Director


/s/ Carlo Giersch                                     July 7, 1994
- --------------------------                          ------------------
Carlo Giersch
Director


/s/ J. Spencer Gould                                  July 7, 1994
- --------------------------                          ------------------
J. Spencer Gould
Director


/s/ Stephen P. Kaufman                                July 7, 1994
- --------------------------                          ------------------
Stephen P. Kaufman
Director


/s/ Lawrence R. Kem                                   July 7, 1994
- ---------------------------                         ------------------
Lawrence R. Kem
Director

/s/ Robert E. Klatell                                 July 7, 1994
- ---------------------------                         ------------------
Robert E. Klatell
Director


/s/ Steven W. Menefee                                 July 7, 1994
- ---------------------------                         ------------------
Steven W. Menefee
Director


/s/ Karen Gordon Mills                                July 7, 1994
- ---------------------------                         ------------------
Karen Gordon Mills
Director


/s/ Anne Pol                                          July 7, 1994
- ---------------------------                         ------------------
Anne Pol
Director


/s/ Richard S. Rosenbloom                             July 7, 1994
- ---------------------------                         ------------------
Richard S. Rosenbloom
Director


/s/ John C. Waddell                                   July 7, 1994
- ---------------------------                         ------------------
John C. Waddell
Director


                                    FORM S-3
                            ARROW ELECTRONICS, INC.
                                 EXHIBIT INDEX

 Exhibit
 Number    Description                                                                   Page
 -------   -----------                                                                   ----
 2    -    Agreement and Plan of Merger dated as of June 24, 1994 by and among the Registrant, AFG Acquisition Company and Gates/FA Distributing,
           Inc. (incorporated by reference to Exhibit 2 to Registrant's
           Registration Statement on Form S-4, Registration No. 33-54413).

 3(1)  -   Amended and Restated Certificate of Incorporation of the Registrant
           (incorporated by reference to Exhibit 4(1) to Registrant's
           Registration Statement on Form S-3, Registration No. 33-67890).

 3(2)  -   Certificate of Amendment of the Amended and Restated Certificate of
           Incorporation of the Registrant dated as of August 24, 1993
           (incorporated by reference to Exhibit 4(2) to Registrant's
           Registration Statement on Form S-3, Registration No. 33-67890).

 3(3)  -   By-laws of the Registrant (incorporated by reference to Exhibit
           3(b) to Registrant's Annual Report on Form 10-K for the year ended
           December 31, 1986, File No. 1-4482).

4(1)  -    Amended and Restated Credit Agreement dated as of January 28, 1994 among the Registrant, Bankers Trust Company, Chemical Bank and the
           other banks and financial institutions from time to time parties thereto (incorporated by reference to Exhibit 10(e) to Registrant's
           Annual Report on Form 10-K for the year ended December 31, 1993, File
           No. 1-4482).

 4(2)  -   Indenture, including Debenture, dated as of November 25, 1992, between the Registrant and the Bank of Montreal Trust Company, as
           Trustee with respect to the  Registrant's 5-3/4% Convertible
           Subordinated Debentures due 2002 (incorporated by reference to
           Exhibit 4(a) to Registrant's Annual Report on Form 10-K for the
           year ended December 31, 1992, File No. 1-4482).


- --------------------
*To be filed by Amendment.

 4(3)   -   Senior Note Purchase Agreement dated as of December 29, 1992 between the Registrant and each of the Purchasers listed on Annex
            A thereto (incorporated by reference to Exhibit 10(d) to
            Registrant's Annual Report on Form 10-K for the year ended December
            31, 1992, File No. 1-4482).

 4(4)   -   Rights Agreement dated as of March 2, 1988 between the Registrant and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Rights Agent, which include as Exhibit A a Certificate of
            Amendment of the Restated Certificate of Incorporation for the
            Registrant for the Participating Preferred Stock, as Exhibit B a
            letter to shareholders describing the Rights Agreement and as
            Exhibit C the forms of Rights Certificate and Election to Exercise
            (incorporated by reference to Exhibit 1 to Registrant's Current
            Report on Form 8-K dated March 3, 1988, File No. 1-4482).

 4(5)   -   First Amendment, dated June 30, 1989, to the Rights Agreement in
            4(4) above (incorporated by reference to Exhibit 4(b) to
            Registrant's Current Report on Form 8-K dated June 30, 1989,
            File No. 1-4482).

 4(6)   -   Second Amendment, dated June 8, 1991, to the Rights Agreement in 4(4) above (incorporated by reference to Exhibit 4(i)(iii)
            to Registrant's Annual Report on Form 10-K for the year ended
            December 31, 1991, File No. 1-4482).

 4(7)   -   Third Amendment, dated July 19, 1991, to the Rights Agreement in 4(4) above (incorporated by reference to Exhibit 4(i)(iv)
            to Registrant's Annual Report on Form 10-K for the year ended
            December 31, 1991, File No. 1-4482).

 4(8)   -   Fourth Amendment, dated August 26, 1991, to the Rights Agreement in 4(4) above (incorporated by reference to Exhibit 4(i)(v) to
            Registrant's Annual Report on Form 10-K for the year ended
            December 31, 1991, File No. 1-4482).



- --------------------
* To be filed by Amendment.



 5      -   Opinion of Winthrop, Stimson, Putnam & Roberts dated ---------,
            1994, containing the consent of such counsel.*

 23(1)  -   Consent of Ernst & Young.

 23(2)  -   Consent of Winthrop, Stimson, Putnam & Roberts (see Exhibit 5
            above).*

 24     -   Power of Attorney (See page II-4).



- -----------------
* To be filed by Amendment.